Exhibit 99





NEWS FROM                               [HESKA LOGO]
                                        1613 Prospect Parkway
                                        Fort Collins, Colorado 80525
                                        (t) 970-493-7272
                                        (f) 970-484-9505
                                        www.heska.com

FOR IMMEDIATE RELEASE

At Heska Corporation:                  At PondelWilkinson MS&L:

Robert Grieve, Chairman and CEO        (Investor Relations)

(970) 493-7272, Ext. 4155              Rob Whetstone/Robert Jaffe

                                       (310) 207-9300



                 HESKA CORPORATION ANNOUNCES MANAGEMENT CHANGES

                    Company Names New Chief Financial Officer

===============================================================================


FORT COLLINS, CO, May 7, 2002 -- Heska Corporation (Nasdaq: HSKA), a company focused on innovative products for the companion animal healthcare market, announced today that Jason Napolitano has been appointed Chief Financial Officer, succeeding Ron Hendrick who has retired from the company.

"Jason has been a trusted outside adviser to Heska for many years, providing strategic business judgement and sound financial guidance. We look forward to benefiting from his analytical skills and full-time focus applied to more aspects of our daily business as we continue our progress toward profitability," Chairman and Chief Executive Officer Robert Grieve said.

Napolitano joins Heska with a broad background in investment banking and financial consulting expertise. He was a Director in the Mergers & Acquisitions department of Credit Suisse First Boston, a firm he spent over 10 years with and where his previous experience included four years of health care investment banking. His responsibilities at Heska will include finance, investor relations and corporate development.

                                                                   Exhibit  99



"We also appreciate the commitment over the years of Ron Hendrick, Jason's predecessor, in helping Heska divest certain businesses, raise capital and cut costs, all with the goal of putting the company on a more sound financial footing," Grieve said.

The company also announced that Jim Fuller, president and chief operating officer, has informed the company that he intends to retire in June 2002. His responsibilities will be assumed by Robert Grieve.

"Jim has been invaluable in developing and building the commercial aspects of our business," said Grieve. "During his tenure, our companion animal healthcare business grew substantially, as Jim was instrumental in helping to position Heska as a true leader in our industry."

ABOUT HESKA CORPORATION
-----------------------
Heska (Nasdaq: HSKA) develops and markets innovative products for the large and growing companion animal health market. Veterinarians in the United States and Europe count on Heska for state-of-the-art pharmaceuticals, vaccines and diagnostic products for the testing and treatment of thousands of cats and dogs each year, as well as for diagnostic and patient monitoring instrumentation and supplies. Heska's Diamond Animal Health subsidiary operates a USDA- and FDA-licensed facility, which manufactures vaccines and pharmaceutical products. For additional information on Heska and its products, visit the company's web site at www.heska.com.

FORWARD LOOKING STATEMENTS

This press release contains express or implied forward-looking information about Heska's management changes and progress towards profitability that are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements, including failure of a successful management transition; quality of management; competition; uncertainties regarding our ability to raise sufficient capital or borrow sufficient cash to fund future operations as needed; changes in business strategy or development plans; inability to manufacture, market, sell or distribute products at currently projected costs and the risks set forth in Heska's filings and future filings with the Securities and Exchange Commission, including those set forth in Heska's Annual Report on Form 10-K for the year ended December 31, 2001. These forward-looking statements speak only as of the date hereof and Heska disclaims any intent or obligation to update, revise or amend these forward-looking statements to reflect changes in Heska's expectations or future events.

                                     # # #